TRANSFER AGENCY AND SERVICE AGREEMENT
                           BETWEEN
                 THE PRINCIPLED EQUITY MARKET FUND
                             AND
                CARDINAL INVESTMENT SERVICES, INC.

                                TABLE OF CONTENTS

                                                                Page

1.   Article 1   Terms of Appointment; Duties of the Company    1
2.   Article 2   Fees and Expenses..........................    2
3.   Article 3   Representations and Warranties of the          2
                 Company....................................    2
4.   Article 4   Representations and Warranties of the Trust    3
5.   Article 5   Indemnification............................    3
6.   Article 6   Covenants of the Trust and the Company.....    5
7.   Article 7   Termination of Agreement...................    5
8.   Article 8   Assignment.................................    5
9.   Article 9   Amendment..................................    6
10.  Article 10  Massachusetts Law to Apply.................    6
11.  Article 11  Merger of Agreement........................    6
12.  Article 12  Limitation of Liability....................    6



                                   APPENDICES

      Appendix  ........................... Fee Schedule   A-1
      A

               TRANSFER AGENCY AND SERVICE AGREEMENT

 ......AGREEMENT  made as of the  1st  day of  April,  1999  by and  between  THE
PRINCIPLED EQUITY MARKET FUND, a Massachusetts business trust having its principal office and place of business at Langley Place, 10 Langley Road, Newton Centre, Massachusetts ("the Trust"), and CARDINAL INVESTMENT SERVICES, INC., an Illinois corporation having its principal office and place of business at 579 Pleasant Street, Suite 4, Paxton, Massachusetts ("the Company"),

                       W I T N E S S E T H:

 ......WHEREAS,  the Trust desires to appoint the Company as its transfer  agent, dividend disbursing agent and agent in connection with certain other activities, and the Company desires to accept such appointment;

 ......NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1.      Terms of Appointment; Duties of the Company

 ......1.01 Subject to the terms and conditions set forth in this Agreement,  the
Trust hereby employs and appoints the Company to act as, and the Company agrees to act as, transfer agent for the Trust's authorized and issued shares of beneficial interest without par value ("Shares"), and dividend disbursing agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Trust ("Shareholders") and set out in the prospectus and statement of additional information of the Trust corresponding to the date of this Agreement.

 ......1.02  The   Company   agrees   that  it  will   perform   the
following services:

 ......(a)  In  accordance  with  procedures  established  from  time  to time by agreement between the Trust and the Company, the Company shall:

 ...........(i) receive for  acceptance  and  processing,  order for
the  purchase  of  Shares,   and  promptly   deliver   payment  and
appropriate  documentation  therefor to the  custodian of the Trust
authorized   pursuant  to  the  Trust's  governing  documents  (the
"Custodian");

 ...........(ii)  pursuant to purchase  orders or other  appropriate instructions, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account, and, if requested and properly authorized, issue appropriate certificates therefor;

 ...........(iii) receive for acceptance and processing,  redemption requests and redemption directions, and deliver the appropriate documentation therefor to the Custodian;

 ...........(iv) at the  appropriate  time as and  when it  receives
moneys  paid  to  it  by  the   Custodian   with   respect  to  any
redemption, pay over or cause to be paid over in the appropriate manner such moneys as instructed by the redeeming Shareholders;

 ...........(v) effect  transfer of Shares by the registered  owners thereof upon receipt of appropriate documentation;

 ........... (vi) prepare and transmit  payments for  dividends  and distributions declared by the Trust; and

 ...........(vii)  maintain  records of  account  for and advise the
Trust and its Shareholders as to the foregoing.

 ......(b)  In addition to and not in lieu of the services set forth in paragraph
(a) above, the Company shall perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: (i) maintaining all Shareholder accounts, (ii) preparing Shareholder mailing lists, (iii) mailing proxies, (iv) receiving and tabulating proxies, (v) mailing of additional information to current Shareholders, (vi) withholding taxes on U.S. residents and non-resident alien accounts where applicable, (vii) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate
forms  required  with  respect  to  dividends  and   distributions   by  federal
authorities for all registered Shareholders, (viii) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (ix) preparing and mailing activity statements for Shareholders, and
(x) providing Shareholder account information. The Trust shall provide the Company with any information required in connection with the furnishing of the foregoing services.

 ......(c) Procedures applicable to the service provided under this Agreement may be established from time to time by agreement between the Trust and the Company.

Article 2.      Fees and Expenses

 ......2.01 For performance by the Company pursuant to this Agreement,  the Trust agrees to pay the Company monthly a fee at the annual rate disclosed in Appendix A of this Agreement as Transfer Agent for the Trust. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and the Company.

 ......2.02 In addition to the fee paid under Appendix A of this  Agreement,  the
Trust agrees to reimburse the Company for all out-of-pocket expenses or advances incurred by the Company in performing its duties as Transfer Agent hereunder. In addition, any other expenses incurred by the Company at the request or with the consent of the Trust will be reimbursed by the Trust.

 ......2.03 The Trust agrees to pay all fees and reimbursable  expenses promptly.
Postage and cost of materials for mailing of dividends, proxies, Trust reports and other mailings to all Shareholder accounts shall be advanced to the Company by the Trust in immediately available funds prior to the mailing date of such materials.

Article 3.      Representations and Warranties of the Company

 ......The Company represents and warrants to the Trust that:

 ......3.01 It is a corporation  duly organized and existing and in good standing under the laws of State of Illinois.

 ......3.02 It is duly  qualified  to carry on its  business  in The
Commonwealth of Massachusetts.

 ......3.03 It is empowered  under  applicable laws and by its charter and bylaws to enter into and perform this Agreement.

 ......3.04 All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

 ......3.05 It has and will continue to have access to the necessary  facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4.      Representations and Warranties of the Trust

 ......The Trust represents and warrants to the Company that:

 ......4.01 It is an  unincorporated  business  trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

 ......4.02 It is empowered under applicable laws and by its governing  documents to enter into and perform this Agreement.

 ......4.03 All proceedings  required by said governing documents have been taken to authorize it to enter into and perform this Agreement.

 ......4.04 It is an investment  company  registered under the Investment Company
Act of 1940.

 ......4.05  A  registration  statement  under  the  Securities  Act of  1933  is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made with respect to all Shares of each of the Trust being offered for sale; information to the contrary will result in immediate notification to the Company.

Article 5.      Indemnification

 ......5.01  The  Company  shall not be  responsible  for,  and the  Trust  shall indemnify and hold the Company, its officers, directors, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

 ......(a) all actions of the Company or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

 ......(b)  the  Trust's  refusal  or  failure  to comply  with the terms of this
Agreement, or the Trust's lack of good faith, negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;

 ......(c) the reliance on or use by the Company or its agents or  subcontractors of information, records or documents which (i) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm (other than the Company or its agents or subcontractors) on behalf of the Trust;

 ......(d) the  reliance  on, or the  carrying out by the Company or its agents or subcontractors of, any instructions or requests of the Trust's representatives; or

 ......(e) the offer or sale of Shares in violation of any requirement  under the federal securities laws or regulations or the securities laws or regulations of any state including, without limitation, any requirement that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

 ......5.02  The Company  shall  indemnify  and hold the Trust  harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to the Company's refusal or failure to comply with the terms of this Agreement, or the Company's lack of
good  faith,   negligence   or  willful   misconduct,   or  the  breach  of  any
representation or warranty of the Company hereunder.

 ......5.03  At any time the  Company  may apply to any  officer of the Trust for instructions, and may consult with the Trust's legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Company, its agents and subcontractors shall be protected and indemnified in acting upon any papers or documents furnished by or on behalf of the Trusts, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instructions, information, data, records or documents provided the Company or its agents or subcontractors by telephone, in person, or by machine readable input, facsimile, CRT data entry or other similar means authorized by the Trust, and the Company, its officers, directors, employees, agents and subcontractors shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. The Company, its officers, directors, employees, agents and subcontractors shall also be protected and indemnified in recognizing Share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

 ......5.04 In the event either party is unable to perform its obligations  under this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

 ......5.05  Neither party to this  Agreement  shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

 ......5.06  In  order  that the  indemnification  provisions  contained  in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6.      Covenants of the Trust and the Company

 ......6.01 The Trust  shall  promptly  furnish to the  Company  the following:

 ......(a) a  certified  copy of the  resolution  of the Board of Trustees of the
Trust authorizing the appointment of the Company and the execution and delivery of this Agreement.

 ......(b) A copy of the  Declaration  of Trust  and  Bylaws  of the
Trusts and all amendments thereto.

 ......6.02  The Company  hereby agrees to establish and maintain  facilities and
procedures   reasonably  acceptable  to  the  Trust  for  safekeeping  of  Share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

 ......6.03  The  Company  shall keep  records  relating  to the  services  to be performed hereunder in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, the Company agrees that all such records prepared or maintained by the Company relating to the services to be performed by the Company hereunder are the property of the Trust and will be preserved, maintained at the expense of the Trust and made available in accordance with such section, rules and regulations, and will be surrendered promptly to the Trust at its request.

 ......6.04 The Company and the Trust agree that all books, records,  information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

 ......6.05  In  case of any  requests  or  demands  for  the  inspection  of the
Shareholder records of the Trust, the Company will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trusts as to such inspection. The Company reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, unless the Trust indemnify the Company to its reasonable satisfaction against such liability.

Article 7.      Termination of Agreement

 ......7.01  This Agreement may be terminated by either party upon at least ninty
(90) days written notice to the other.

 ......7.02  Should the Trust exercise its right to terminate,  all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination, but not more than an amount equivalent to the average of the most recent three (3) months' fees.

Article 8.      Assignment

 ......8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

 ......8.02  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 9.      Amendment

 ......9.01  This  Agreement  may be amended or modified  by a written  agreement executed by both parties.

Article 10      Massachusetts Law to Apply

 ......10.01  This  Agreement  shall  be  construed  and  the  provisions  hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

Article 11      Merger of Agreement

 ......11.01 This Agreement  constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 12.     Limitation of Liability

 ......12.01 A copy of the  Declaration of Trust of the Trust is on file with the
Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or holders of Shares individually but are binding only upon the assets or property of the Trust.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                          THE PRINCIPLED EQUITY MARKET FUND

                          By:/s/ DAVID W.C. PUTNAM
                          President


                          CARDINAL INVESTMENT SERVICES, INC.

                          By:/S/ CHRISTOPHER Y. WILLIAMS
                          President

                                   Appendix A

Transfer Agent and Service Fee            $6,000 annual rate, paid monthly for
                                          the calendar year 1999.

                                          $12,000 annual rate, paid monthly for
                                          the calendar year 2000 and thereafter

                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                        THE PRINCIPLED EQUITY MARKET FUND
                                       AND
                       CARDINAL INVESTMENT SERVICES, INC.

                            ADMINISTRATION AGREEMENT

 AGREEMENT made as of the 1st day of March, 1999, by and between THE PRINCIPLED EQUITY MARKET FUND, a Massachusetts BUSINESS TRUST (the "Trust"), and Cardinal Investment Services, Incorporated, an Illinois corporation (the "Administrator").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end investment management company; and

      WHEREAS, the Trust desires that the Administrator perform certain administrative services for the Trust and the Administrator is willing to provide those services on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Administrator hereby agree as follows:

 SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

      The Trust hereby appoints the Administrator, and the Administrator hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement.

 SECTION 2.  DUTIES OF THE ADMINISTRATOR AND THE TRUST

      (a) Subject to the direction and control of the Board of Trustees (the "Board") and the officers of the Trust, the Administrator shall manage all aspects of the Trust's operations with respect to the Trust except those that are the responsibility of F. L. Putnam Investment Management Corporation, any other investment adviser or investment subadviser to the Trust (collectively, the "Adviser") or any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

      (b)  With respect to the Trust, the Administrator shall:

      (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this
      Section 2(b) as are necessary to provide effective operation of the Trust;

      (ii) oversee (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for shares of stock of the Trust ("Shares"); (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

      (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Trust;

      (iv) file or oversee the filing of each document required to be filed by the Trust in either written or, if required, electronic format (e.g., electronic data gathering analysis and retrieval system or "EDGAR") with the SEC;

      (v) assist in and oversee the preparation, filing and printing and the periodic updating of the Registration Statement and Prospectus;

      (vi) oversee the preparation and filing of the Trust's tax returns;

      (vii) oversee the preparation of financial statements and related reports to the Trust's shareholders, the SEC and state and other securities administrators;

      (viii)    assist in and oversee the  preparation and printing
      of  proxy   and   information   statements   and  any   other
      communications to shareholders;

      (ix) provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

      (x) assist in the preparation, filing and maintenance of the Trust's Organic Documents and Minutes of Meetings of Trustees, Board Committees and Shareholders;

      (xi) with the cooperation of the Trust's counsel, Advisers, the officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board;

      (xii)assist the Trust in maintaining its existence and good standing under applicable state law;

      (xiii) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

      (xiv) calculate, review and account for Trust expenses and report on Trust expenses on a periodic basis;

      (xv) authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

      (xvi) prepare Trust budgets, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

      (xvii)    prepare financial statement expense information;

      (xviii)   assist the Trust in the  selection of other service
      providers, such as independent accountants, law firms and proxy solicitors;

      (xix) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that the Administrator need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements;

      (xx) calculate the net asset value per share with the frequency prescribed in the Trust's then-current Prospectus;

      (xxi) calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

      (xxii) maintain the Trust's general ledger and record all income, expenses, capital share activity and security transactions of the Trust;

      (xxiii) calculate the total return for the Trust and such other measure of performance as may be agreed upon between the parties hereto;

      (xxiv) provide the Trust and such other persons as the Trust may direct with the following reports (A) a current security position report, (B) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order), and (C) a current cash position report;

      (xxv) prepare and record, as of each time when the net asset value of the Trust is calculated or as otherwise directed by the Trust, a valuation of the assets of the Trust (unless otherwise specified in or in accordance with this Agreement, based upon the use of outside services normally used and contracted for this purpose by the Administrator in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the Trust's instructions in the case of all other assets) ;

      (xxvi) make such adjustments over such periods as the Advisor deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

      (xxvii) request any necessary information from the Advisor and the Trust's transfer agent and distributor in order to prepare, and prepare, the Trust's Form N-SAR;

      (xxviii) provide appropriate records to assist the Trust's independent accountants and, upon approval of the Trust or the Advisor, any regulatory body in any requested review of the Trust's books and records maintained by the Administrator ;

      (xxix) prepare semi-annual financial statements and oversee the production of the semiannual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers;

      (xxx)file the Trust's semi-annual financial statements with the SEC or ensure that the Trust's semi-annual financial statements are filed with the SEC;

      (xxxi) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

      (xxxii) assist in preparing the data required to update the Trust's registration statement;

      (xxxiii) provide the Trust or independent accountants with all information requested with respect to the preparation of the Trust's income, excise and other tax returns;

      (xxxiv)   transmit  to  and  receive  from  the  Trust's   transfer  agent
      appropriate data to reconcile Shares outstanding on a daily basis and other data with the transfer agent;

      (xxxv) periodically reconcile all appropriate data with the Trust's custodian;

      (xxxvi) verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax lots for each security; and

       (xxxvii) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that the Administrator need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

      (c) The Administrator shall prepare and maintain on behalf of the Trust the following books and records of the Trust, and each Class thereof, pursuant to Rule 3la-1 under the 1940 Act (the "Rule"):

      (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

      (ii) Journals and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection
      (b)(2) of the Rule (but not including  the ledgers  required by subsection
      (b)(2)(iv);

      (iii) A record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by subsections (b)(5) and
      (b)(6) of the Rule;

      (iv) A record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property as required by subsection (b)(7) of the Rule;

      (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

      (vi) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by closed-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.

      (d) The Administrator shall provide such other services and assistance relating to the affairs of the Trust as the Trust or an Adviser may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

      (e) The Administrator shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Trust that are in possession of the Administrator shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Administrator to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor that assumes any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under this Agreement.

      (f) Nothing contained herein shall be construed to require the Administrator to perform any service that could cause the Administrator to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Trust to act in contravention of the Trust's Prospectus or any provision of the 1940 Act. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

      (g) In order for the Administrator to perform the services required by this Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to the Administrator, and assist the Administrator as may be required and (ii) shall ensure that the Administrator has access to all records and documents maintained by the Trust or any service provider to the Trust.

 SECTION 3. STANDARD OF CARE AND RELIANCE

      (a) The Administrator shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Administrator in writing. The Administrator shall use its best judgment and efforts in rendering the services described in this Agreement. The
 Administrator shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of the Administrator relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Administrator's duties or obligations under this Agreement or by reason of the Administrator's reckless disregard of its duties and obligations under this Agreement.

      (b) The Trust agrees to indemnify and hold harmless the Administrator, its employees, agents, directors, officers and managers and any person who controls the Administrator within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("The Administrator Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to the Administrator's actions taken or failures to act with respect to the Trust that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d)(a "Claim"). The Trust shall not be required to indemnify any Administrator Indemnitee if, prior to confessing any Claim against the the Administrator Indemnitee, the Administrator or the the Administrator Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the Claim in its own name or in the name of the the Administrator Indemnitee.

      (c) The Administrator agrees to indemnify and hold harmless the Trust, its employees, agents, trustees and officers against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of the Administrator's actions taken or failures to act with respect to the Trust that are not consistent with the standard of care set forth in Section 3(a). The Administrator shall not be required to indemnify the Trust if, prior to confessing any Claim against the Trust, the Trust does not give the Administrator written notice of and reasonable opportunity to defend against the Claim in its own name or in the name of the Trust.

      (d) An Administrator Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

      (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to the Administrator, and upon statements of accountants, brokers and other persons reasonably believed in good faith by the Administrator to be expert in the matters upon which they are consulted;

      (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction. The Administrator shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

      (iii) any written instruction or certified copy of any resolution of the Board, and the Administrator may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Administrator to have been validly executed; or

      (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Administrator to be genuine and to have been signed or presented by the Trust or other proper party or parties; and no Administrator Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Administrator reasonably believes in good faith to be genuine.

      (e) The Administrator shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by the Administrator ) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

 SECTION 4. COMPENSATION AND EXPENSES

      (a) In consideration of the administrative services provided by the Administrator pursuant to this Agreement, the Trust shall pay the Administrator, with respect to each Class of the Trust, the fees set forth in Appendix A hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month.

      If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement the Trust shall pay to the Administrator such compensation as shall be payable prior to the effective date of termination.

      (b) Notwithstanding anything in this Agreement to the contrary, the Administrator and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Trust in accordance with any Plan or Service Plan, (ii) the provision of shareholder support or other services, and (iii) service as a trustee or officer of the Trust.

      (c) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (a) the fee payable under this Agreement; (b) the fees payable to each Adviser under an agreement between the Adviser and the Trust; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions; (e) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Trust's independent accountant, legal counsel, custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses; (k) auditing, legal and compliance expenses; (l) costs of forming the Trust and maintaining its existence; (m) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (p) costs of reproduction, stationery, supplies and postage; (q) fees and expenses of the Trust's trustees; (r) compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, the Administrator or their respective affiliated persons) performing services for the Trust; (s) costs of Board, Board committee, shareholder and other corporate meetings; (t) SEC registration fees and related expenses; (u) state, territory or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Trust in accordance with any Plan or Service Plan or agreement related to similar manners.

      (d) Should the Trust exercise its right to terminate this Agreement, the Trust shall reimburse the Administrator for all out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

 SECTION 5. EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

      (a) This Agreement shall become effective on the date hereof, shall remain in full force and effect for one year from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, provided that continuance is approved at least annually by a vote of a majority of Trustees of the Trust.

       (b) This Agreement may be terminated at any time, without the payment of any penalty (i) by the vote of the Board of Trustees of the Trust or by the Administrator, upon at least ninty (90) days written notice to the other party, or upon such shorter notice as may be mutually agreed upon.

      (c) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either the Administrator or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 6.  CONFIDENTIALITY.

       The Administrator agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that the Administrator may:

      (a)  prepare  or  assist  in  the   preparation  of  periodic
reports to shareholders and regulatory bodies such as the SEC;

      (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

      (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

 SECTIONS 7.  FORCE MAJEURE

      The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent the Administrator's obligations hereunder are to oversee or monitor the activities of third parties, the Administrator shall not be liable for any failure or delay in the performance of the Administrator's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Administrator .

 SECTION 8. ACTIVITIES OF THE ADMINISTRATOR

      (a) Except to the extent necessary to perform the Administrator's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Administrator's right, or the right of any of the Administrator's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

      (b) The Administrator may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of the Administrator, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve the Administrator of its responsibilities hereunder. The Administrator may pay those persons for their services, but no such payment will increase the Administrator's compensation from the Trust.

 SECTION 9. COOPERATION WITH INDEPENDENT ACCOUNTANTS

      The Administrator shall cooperate with the Trust's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

 SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

      The trustees of the Trust and the shareholders of the Trust shall not be liable for any obligations of the Trust under this Agreement, and the Administrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust to which the Administrator's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Trust.

 SECTION 11.  MISCELLANEOUS

      (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

      (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

      (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

      (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

      (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      (j) No affiliated person, employee, agent, director, officer or manager of the Administrator shall be liable at law or in equity for the Administrator's obligations under this Agreement.

      (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above .

                              THE PRINCIPLED EQUITY MARKET FUND


                                       By:/S/DAVID W.C. PUTNAM
                                          President

                               CARDINAL INVESTMENT SERVICES, INC.


                                       By:/S/CHRISTOPHER Y. WILLIAMS
                                          President

                                   Appendix A


Administration  Fee                           $28,000 annual rate, paid monthly
                                              for the calendar year 1999
                                              and thereafter.